EXHIBIT 32

CERTIFICATION

In connection with the accompanying Quarterly Report on Form 10-QSB of NextPhase Wireless, Inc. for the quarter ended June 30, 2007, I certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to my knowledge, that:

(1)
the Quarterly Report on Form 10-QSB of NextPhase Wireless, Inc. for the quarter ended June 30, 2007 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)
the information contained in the Quarterly Report on Form 10-QSB for the quarter ended  June 30, 2007, fairly presents in all material respects, the financial condition and results of operations of NextPhase Wireless, Inc.

Date: August 20, 2007
/s/ Robert Ford
By: Robert Ford
Title: President & Chief Executive Officer

Date: August 20 , 2007
/s/ David Noyes
By: David Noyes
Title: Chief Financial Officer